As filed with the Securities and Exchange Commission on April 22, 2008

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PLUG POWER INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

22-3672377

(I.R.S. Employer Identification Number)

968 Albany-Shaker Road

Latham, New York, 12110

(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Gerald A. Anderson

Chief Financial Officer

Plug Power Inc.

968 Albany-Shaker Road

Latham, New York, 12110

(518) 782-7700

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

With copies to

Stuart M. Cable, P.C.

Robert P. Whalen, Jr., Esq.

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02109-2881

(617) 570-1000

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	39,500,000	$ 3.44	$ 135,880,000	$ 5,340

(1)	This Registration Statement also relates to such indeterminate number of additional shares of the registrant’s common stock as may become issuable in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 based on the average of the high and low prices per share of the registrant’s common stock on the NASDAQ Global Market on April 21, 2008.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

Prospectus

PLUG POWER INC.

39,500,000 Shares of Common Stock

This prospectus relates to the resale, from time to time, of up to 39,500,000 shares of our common stock, $0.01 par value, of Plug Power Inc., that may be offered and sold from time to time by Smart Hydrogen, Inc., which is a stockholder of Plug Power Inc., or by donees, transferees, or other successors in interest that receive such shares as a gift, distribution, or by other non-sale related transfer. The selling stockholders may offer and sell from time to time up to 39,500,000 shares of common stock upon the conversion of up to 395,000 shares of our Class B Capital Stock, $0.01 par value, currently held by Smart Hydrogen, Inc. The selling stockholders may offer their shares from time to time through or to brokers or dealers in the over-the-counter market at market prices prevailing at the time of sale or in one or more negotiated transactions at prices acceptable to the selling stockholders. We will not receive any proceeds from the sale of shares by the selling stockholders. See “Plan of Distribution” beginning on page 5 of this prospectus.

The registration of the shares covered by this prospectus does not necessarily mean that any of the shares will be offered or sold by the selling stockholders. The timing and amount of any sale are within the sole discretion of the selling stockholders. The shares of common stock offered hereby may be sold by the selling stockholders in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. In addition, the shares of common stock may be offered from time to time through ordinary brokerage transactions on the NASDAQ Global Market.

Our common stock is traded on the NASDAQ Global Market under the symbol “PLUG.” On April 21, 2008, the last reported sale price of our common stock on the NASDAQ Global Market was $3.38 per share. Our principal executive offices are located at 968 Albany-Shaker Road, Latham, New York 12110 and our telephone number is (518) 782-7700.

Investing in our common stock involves risks that are described in the “ Risk Factors” section beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 22, 2008.

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Incorporation of Certain Information by Reference,” before deciding to invest in shares of our common stock. All references in this prospectus to “Plug Power,” “the Company,” “we,” “us” or “our” mean Plug Power Inc. and its subsidiaries unless we state otherwise or the context otherwise requires.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or the time of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since such date.

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus carefully, especially the section entitled “Risk Factors” and the financial statements and the notes to the financial statements incorporated by reference before deciding whether to invest in our common stock.

About Plug Power Inc.

Plug Power Inc., together with its subsidiaries, is a development stage enterprise involved in the design, development and manufacture of fuel cell systems for stationary and motive markets worldwide. We are a development stage enterprise because substantially all of our resources and efforts are aimed at the discovery of new knowledge that could lead to significant improvement in fuel cell reliability and durability and the establishment of a market for our products. We continue to experience significant net outflows of cash from operations and devotes significant efforts towards financial planning in order to forecast future cash spending and the ability to continue product research and development activities. Fuel cell technology within the our targeted markets, telecommunications, broadband, utility, and industrial un-interruptible power supply, as well as the mobile industrial equipment market recently entered into as a result of recent acquisitions, is still early in the technology adoption life cycle.

We are organized in the State of Delaware and were originally formed as a joint venture between Edison Development Corporation and Mechanical Technology Incorporated on June 27, 1997. In 2007, we merged with and acquired all the assets, liabilities and equity of Cellex Power Products Inc. (Cellex) and General Hydrogen Corporation (General Hydrogen). With the integration of Cellex and General Hydrogen complete, we now offer GenDrive ™ , a line of fuel cell power units for the material handling industry, along with our GenCore ® product, a line of fuel cell power units used as backup power for multiple industries.

We are focused on proton exchange membrane, or PEM, fuel cell and fuel processing technologies, from which multiple products are under development. A fuel cell is an electrochemical device that combines hydrogen and oxygen to produce electricity and heat without combustion. Hydrogen is derived from hydrocarbon fuels such as natural gas, propane, methanol, ethanol or gasoline and can also be obtained from the electrolysis of water or purchased directly from industrial gas providers.

We sell our products to commercial and governmental entities worldwide through its direct sales force and value-added resellers.

Risk Factors

Our business is subject to substantial risk. See “Risk Factors” and the other information in this prospectus for a discussion of the factors. We have not authorized anyone to give you information or to make any representations other than those contained in the prospectus.

About This Prospectus

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered under this prospectus. This prospectus relates to an aggregate amount of up to 39,500,000 shares of our common stock that may be offered for sale by the selling stockholders. We are registering the shares of common stock covered by this prospectus to fulfill our contractual obligations under a registration rights agreement with the selling stockholders. We have agreed to bear the expenses of the registration of the shares of common stock under federal and state securities laws, but we will not receive any proceeds from the sale of any shares of common stock offered under this prospectus. The selling stockholders may sell these shares of common stock directly to purchasers or they may sell these shares of common stock to purchasers through agents or dealers pursuant to this prospectus. Each selling stockholder will receive all of the proceeds from the sale of his, her or its common stock, and the selling stockholders collectively will pay all selling commissions and transfer taxes applicable to any sale. Registration of these shares of common stock does not necessarily mean that the selling stockholders will actually sell these shares of common stock. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” beginning on page 7 of this prospectus.

Corporate Information

Our principal executive offices are located at 968 Albany-Shaker Road, Latham, New York 12110, and our telephone number is (518) 782-7700.

RISK FACTORS

Before you decide whether to purchase any of our securities, in addition to the other information in this prospectus, you should carefully consider each of the “Risk Factors” under Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission (“SEC”) on March 17, 2008 and those set forth below. These risks may also cause our actual results to differ materially from those contained in or predicted by our forward-looking statements. The risks we describe are not the only ones we face. Additional risks that are not yet identified or that we think are immaterial may also materially harm our business. If any of the events or circumstances described in the risk factors actually occur, our business, operating results and financial condition could be materially adversely affected. In that case, the value of our common stock could decline substantially.

A significant portion of our total outstanding shares may be sold into the public market in the near future, which could cause the market price of our common stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market could occur at any time after the date hereof. These sales, or the market perception that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. After this offering, assuming full conversion of our Class B Capital Stock into shares of our common stock, we will have 127,624,168 shares of common stock outstanding based on the number of shares outstanding as of March 31, 2007. This includes the 39,500,000 shares that are being registered hereunder, which generally may be resold in the public market immediately.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements contain projections of our future results of operations or of our financial position or state other forward-looking information. In some cases you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Investors are cautioned not to rely on forward-looking statements because they involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including, but not limited to: the risk that the anticipated synergies of the Cellex Power Products, Inc. and General Hydrogen Corp. (now amalgamated as Plug Power Canada Inc.) acquisitions are not realized; the risk that our investments in auction rate securities may cause losses and affect the liquidity of these investments; the risk that our recent management turnover may affect the overall performance of the management team; the risk that unit orders will not ship, be installed and/or convert to revenue, in whole or in part; our ability to develop commercially viable on-site energy products; the cost and timing of developing our on-site energy products; market acceptance of our on-site energy products; our ability to manufacture on-site energy products on a large-scale commercial basis; competitive factors, such as price competition and competition from other traditional and alternative energy companies; the cost and availability of components and parts for our on-site energy products; the ability to raise and provide the necessary capital to develop, manufacture and market our on-site energy products; our ability to establish relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; our ability to protect our Intellectual Property; our ability to lower the cost of our on-site energy products and demonstrate their reliability; the cost of complying with current and future governmental regulations; the impact of deregulation and restructuring of the electric utility industry on demand for our on-site energy products; fluctuations in the trading price and volume of our common stock and other risks and uncertainties discussed, but are not limited to, those set forth under the caption “Factors Affecting Future Results” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and filed with the SEC March 17, 2008. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake or intend to update any forward-looking statements after the date hereof.

USE OF PROCEEDS

The selling stockholders will receive all of the net proceeds from sales of shares of our common stock offered by this prospectus. We will not receive any of the proceeds upon the resale of the common stock by the selling stockholders.

SELLING STOCKHOLDERS

The following table sets forth the number of shares of common stock beneficially owned by the selling stockholders as of April 15, 2008, the number of shares of common stock covered by this prospectus and the percentage of total shares of common stock that the selling stockholders will beneficially own upon completion of this offering. As used herein, “selling stockholders” includes donees and other transferees selling shares received from the named selling stockholders after the date of this prospectus.

On June 29, 2006, we issued to the selling stockholders an aggregate of 395,000 shares of our Class B Capital Stock at a price of $550.00 per share in a private placement. Our aggregate gross proceeds from this financing were approximately $217 million. Each share of Class B Capital Stock is convertible, at the option of the selling stockholders, into 100 shares of our common stock. Pursuant to a Registration Rights Agreement entered into in connection with the private placement, we agreed to file a registration statement, of which this prospectus is a part, with the SEC to register the disposition of the shares of our common stock issuable upon conversion of the shares of Class B Capital Stock.

•

The common stock offered by this prospectus may be offered from time to time by the selling stockholders named below, or by any of their donees, transferees or other successors in interest. The amounts and information set forth below are based upon information provided to us by representatives of such selling stockholders, information contained in SEC filings made by such selling stockholders or our records, as of April 15, 2008, and are accurate to the best of our knowledge. It is possible, however, that such selling stockholders have since April 15, 2008 or may in the future acquire or dispose of additional shares of common stock from time to time after the date of this prospectus. The number of common shares “beneficially owned” by the selling stockholders named below is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes any shares as to which the person or entity has sole or shared voting power or investment power

Name of Beneficial Owners of Shares of Common Stock	Shares of Common Stock Beneficially Owned Prior to Offering		Shares of Common Stock Offered Hereby	Shares of Common Stock Owned After the Offering (1)	Percentage Owned After Offering (2)
Smart Hydrogen Inc. Clayburn Development Inc. Branton Limited MMC Norilsk Nickel Vladimir O. Potanin Mikhail D. Prokhorov(4)	44,626,939	(3)	39,500,000	5,126,939	4.02%

(1)	Assuming the selling stockholder has sold all of the shares shown as being offered by it pursuant to this prospectus.

(2)	Based on 127,624,168 outstanding shares of our common stock as of March 31, 2007.

(3)	Includes 39,500,000 shares of common stock issuable upon conversion of 395,000 shares of Class B Capital Stock currently held by Smart Hydrogen, Inc.

(4)

Includes (a) 5,126,939 shares held by Smart Hydrogen Inc., and (b) the conversion of 395,000 shares of Class B Capital stock, a class of preferred stock, into 39,500,000 common shares. Clayburn Development Inc. and Branton Limited each own 49.995% of the outstanding shares of Smart Hydrogen Inc. Clayburn Development Inc. is an indirect wholly owned subsidiary of MMC Norilsk Nickel. Vladimir O. Potanin and Mikhail D. Prokhorov each beneficially own 49.9967% of the outstanding equity securities of Branton Limited and 27.39% of the outstanding stock of MMC Norilsk Nickel. Accordingly, each of Clayburn Development Inc., Branton Limited, MMC Norilsk Nickel and Messrs. Potanin and Prokhorov may be deemed to beneficially own these shares. The address of Smart Hydrogen’s principal business and principal office is 135, Arch. Makarios III Avenue, Emelle Building, 2nd Floor, Office No. 22, CY-3021, Limassol, Cyprus. The address of Mr. Potanin is 9, Bolshaya Yakimanka Street, Moscow, 119180, Russia. The address of MMC Norilsk Nickel and Mr. Prokhorov is 22, Voznesensky Pereulok, Moscow, 125009, Russia. The address of Clayburn Development Inc. is Pasea Estate, Road Town, Tortola, British Virgin

Islands. The address of Branton Limited is Kings Court, 1st Floor, Bay Street, P.O. Box N-3944, Nassau, Bahamas. Information regarding Smart Hydrogen Inc., Clayburn Development Inc., Branton Limited, MMC Norilsk Nickel and Messrs. Potanin and Prokhorov is based solely on a Schedule 13D filed with the SEC on April 20, 2006

Material Relationship Between the Company and the Selling Stockholders

In connection with the private placement of 395,000 shares of our Class B Capital Stock described above, we filed a Certificate of Designations with the Secretary of State of the State of Delaware setting forth the terms of the Class B Capital Stock. Among other things, the Certificate of Designations provides that the holders of the Class B Capital Stock, currently the selling stockholders, are able to appoint four of the eleven directors to our Board of Directors, at least two of whom must be independent directors under applicable NASDAQ rules. Under the Certificate of Designations, these directors must be proportionately represented on all committees of the Board of Directors to the extent consistent with applicable law. The Certificate of Designations also requires us to obtain the approval of the holders of a majority of the outstanding Class B Capital Stock prior to taking any of the following actions as long as such holders continue to own over 20% of our outstanding common stock on an as-converted basis:

•	changing the number of directors on the Board of Directors;

•	issuing any additional shares of Class B Capital Stock;

•	acquiring any business or assets if the purchase price exceeds the greater of (i) 30% of total assets of the Company on a consolidated basis or (ii) $105,000,000; or

•

amending certain provisions of the Company’s certification of incorporation or by-laws relating to the rights of the Class B Capital Stock or certain other corporate governance matters, other than in connection with a sale of the Company.

In addition, we entered into an Investor Rights Agreement (as amended by a First Amendment to the Investor Rights Agreement dated August 30, 2007) and a Registration Rights Agreement with the selling stockholders. Under the Investor Rights Agreement, the selling stockholders agreed to the following restrictions on the transfer of shares of stock of the Company:

•	for 18 months following the closing (June 29, 2006), the selling stockholders could not transfer any equity securities of the Company to any person;

•	for 2 years following the closing, the selling stockholders will not privately sell any equity securities of the Company to any person who is or will become a 5% stockholder of the Company;

•	for 2 years following the closing, the selling stockholders will not privately sell any equity securities of the Company to any person without providing the Company with a right of first offer; and

•	for 5 years following the closing, the Buyer will not privately sell any equity securities of the Company to a competitor of the Company.

Additionally, the selling stockholders agreed that neither they nor any of their affiliates will take certain actions for a period of 5 years following the closing, including, among others:

•	acquiring any additional securities of the Company (other than pursuant to the preemptive or top up rights described below);

•

acting to propose, or solicit any person with respect to, any merger, business combination, tender or exchange offer, restructuring, recapitalization, liquidation or similar transaction involving the Company or to seek to control, change or influence our management, Board of Directors or policies, except through the exercise of the rights granted in connection with the transaction;

•	engaging in a proxy solicitation; and

•	submitting a director nominee (other than pursuant to their director appointment rights) or a stockholder proposal to the Company for consideration by our stockholders.

Notwithstanding the foregoing, we will permit the holders of Class B Capital Stock to participate as a bidder in any process initiated by us to sell the Company and, if we receive an unsolicited acquisition proposal, to submit an acquisition proposal prior to our acceptance of the unsolicited acquisition proposal.

The Investor Rights Agreement also requires us, for two years following the closing, to obtain the approval of the holders of a majority of the outstanding Class B Capital Stock prior to redeeming or repurchasing stock (subject to carveouts related to repurchases under equity incentive plans and from the selling stockholders under our right of first offer) or paying any dividends.

In the Investor Rights Agreement, we agreed to provide the holders of Class B Capital Stock with preemptive rights to enable them to participate in future issuances of securities by the Company in order to maintain their percentage ownership of the Company’s total outstanding common stock on an as-converted basis. These preemptive rights are subject to carveouts for issuances under equity incentive or employee benefit plans, issuances in acquisitions by the Company, issuances to strategic partners of up to 10% in the aggregate of our outstanding common stock as of the closing date, issuances to financial institutions or lessors in lending or leasing transactions, private offerings of up to $7.5 million and public offerings. However, in the event of issuances of securities in an acquisition by the Company or under an equity incentive or employee benefit plan, the holders of Class B Capital Stock will have top up rights enabling them to purchase additional securities in order to maintain their percentage ownership of our total outstanding common stock on an as-converted basis. Pursuant to this top up right:

•

if we issue more than $7.5 million of securities in an acquisition by the Company, then the holders of Class B Capital Stock will have the right to purchase additional securities from us to maintain their percentage ownership;

•

if we issue less than $7.5 million of securities in an acquisition by the Company, then we will have the option of either offering additional securities to the holders of Class B Capital Stock or permitting them to purchase additional securities in the public market to maintain their percentage ownership; and

•

if we, in the aggregate, issue shares of common stock under an equity incentive or employee benefit plan during any year, then, at the beginning of the following year, we will permit the holders of Class B Capital Stock to purchase additional securities in the public market to maintain their percentage ownership.

These holders may exercise these preemptive and top up rights notwithstanding the general restriction on acquisition of additional securities of the Company described above. These preemptive and top up rights generally continue as long as the holders of Class B Capital Stock own at least 10% of our outstanding common stock on an as-converted basis.

Under the Investor Rights Agreement, we also provided the holders of the Class B Capital Stock with co-sale rights to participate on a pro rata basis in any sale by us of common stock for cash in a private placement of more than 20% of our then outstanding common stock, after giving effect to such transaction, to a single purchaser. These co-sale rights generally continue as long as the holders of Class B Capital Stock own at least 10% of our outstanding common stock on an as-converted basis.

Under the Registration Rights Agreement, we agreed to register the shares of common stock issuable upon exercise of the Class B Capital Stock on a resale registration statement within 18 months after the closing of the private placement. We also agreed to prepare a prospectus or, if we are not Form S-3 eligible, file a registration statement for an underwritten public offering upon the demand of the holders of the shares of common stock issuable upon exercise of the Class B Capital Stock; provided that we are only required to accommodate up to five requests (and pay expenses for three requests). We also granted the holders unlimited piggy-back registration rights with respect to underwritten offerings being registered by the Company.

PLAN OF DISTRIBUTION

The Selling Stockholders may resell or redistribute the securities listed elsewhere in this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the named Selling Stockholder (including but not limited to persons who receive securities from a named Selling Stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to “Selling Stockholders” in this prospectus. Selling Stockholders may sell the securities by one or more of the following methods, without limitation:

•

block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

•	an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the securities are listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the securities are listed or to or through a market maker other than on that stock exchange;

•	privately negotiated transactions, directly or through agents;

•	short sales;

•	through the writing of options on the securities, whether or the options are listed on an options exchange;

•	through the distribution of the securities by any Selling Stockholder to its partners, members or stockholders;

•	one or more underwritten offerings;

•	agreements between a broker or dealer and one or more of the Selling Stockholders to sell a specified number of the securities at a stipulated price per share; and

•	any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

The Selling Stockholders may also transfer the securities by gift. We do not know of any current arrangements by the Selling Stockholders for the sale or distribution of any of the securities.

The Selling Stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a Selling Stockholder. Broker-dealers may agree with a Selling Stockholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a Selling Stockholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The Selling Stockholders may also sell the securities in accordance with Rule 144 under the Securities Act of 1933, as amended, rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.

From time to time, one or more of the Selling Stockholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be Selling Stockholders. The number of a Selling Stockholder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that Selling Stockholder’s securities will otherwise remain unchanged. In addition, a Selling Stockholder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

The Selling Stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

In addition, the Selling Stockholders may enter into derivative or hedging transactions with third parties, including without limitation broker-dealers, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such transactions, a third party may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement, including, without limitation, in connection with a distribution of the securities by a broker-dealer. If such cases, the third party may use securities borrowed from the Selling Stockholder or others to settle such sales and may use securities received from the selling stockholders to close out any related short positions. A Selling Stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A Selling Stockholder may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The Selling Stockholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Exchange Act of 1934 and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the Selling Stockholders and any other person. The anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of securities in the market and to the activities of the Selling Stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We have agreed to indemnify the Selling Stockholders and their respective officers, directors, employees and agents, and any underwriter or other person who participates in the offering of the securities, against specified liabilities, including liabilities under the federal securities laws. Indemnification includes each person who is an affiliate of or controls one of these specified indemnified persons within the meaning of the federal securities laws. The Selling Stockholders may agree to indemnify any brokers, dealers or agents who participate in transactions involving sales of the securities against specified liabilities arising under the federal securities laws in connection with the offering and sale of the securities.

The securities offered hereby were originally issued to the Selling Stockholders pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended. We agreed to register the securities under the Securities Act of 1933, and to keep the registration statement of which this prospectus is a part effective until the all of the securities held by all Selling Stockholders can be sold in any three-month period without registration in compliance with Rule 144 under the Securities Act of 1933. We have agreed to pay all expenses in connection with this offering, including the fees and expenses of a single counsel for the Selling Stockholders, but not including underwriting discounts, concessions, commissions or fees of the Selling Stockholders.

We will not receive any proceeds from sales of any securities by the Selling Stockholders.

We can not assure you that the Selling Stockholders will sell all or any portion of the securities offered hereby.

We will supply the Selling Stockholders and any stock exchange upon which the securities are listed with reasonable quantities of copies of this prospectus. To the extent required by Rule 424 under the Securities Act of 1933 in connection with any resale or redistribution by a Selling Stockholder, we will file a prospectus supplement setting forth:

•	the aggregate number of shares to be sold;

•	the purchase price;

•	the public offering price;

•	if applicable, the names of any underwriter, agent or broker-dealer; and

•

any applicable commissions, discounts, concessions, fees or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular transaction (which may exceed customary commissions or compensation).

If a Selling Stockholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus.

American Stock Transfer & Trust Company serves as transfer agent and registrar for our common stock.

DESCRIPTION OF COMMON STOCK

Our authorized capital stock consists of 245,000,000 shares of common stock, par value $0.01 per share, of which 87,882,922 shares of Common Stock are issued and outstanding as of December 31, 2007, and 5,000,000 shares of preferred stock, par value $0.01 per share, of which there are 395,000 shares issued and outstanding as of December 31, 2007.

Voting Rights. The holders of our common stock have one vote per share. Subject to certain preferential voting rights provided to the holders of Class B Capital Stock, the holders of our common stock vote together with the holders of Class B Capital Stock, on an as-converted to common stock basis, as a single class on all matters requiring shareholder action. Holders of our common stock are not entitled to vote cumulatively for the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority, or, in the case of election of directors, by a plurality, of the votes entitled to be cast at a meeting at which a quorum is present by all shares of common stock present in person or represented by proxy, voting together as a single class. Pursuant to our Certificate of Designations, the holders of the Class B Capital Stock are currently able to appoint up to four of the eleven directors to our Board of Directors. The number of directors that the holders of Class B Capital Stock will be able to appoint in the future will decrease if the percentage of the Company’s outstanding common stock on an as converted basis decreases; provided that if this percentage decreases below 10%, the director appointment rights will terminate.

As more fully described in our Certificate of Incorporation, the Company must obtain the approval of the holders of a majority of the outstanding Class B Capital Stock prior to taking any of the following actions as long as such holders continue to own over 20% of the Company’s outstanding common stock on an as-converted basis:

•	changing the number of directors on the Board of Directors;

•	issuing any additional shares of Class B Capital Stock;

•	acquiring any business or assets if the purchase price exceeds the greater of (i) 30% of total assets of the Company on a consolidated basis or (ii) $105,000,000; or

•

amending certain provisions of the Company’s Certification of Incorporation or By-laws relating to the rights of the Class B Capital Stock or certain other corporate governance matters, other than in connection with a sale of the Company.

Dividends. Holders of common stock share ratably in any dividends declared by our board of directors. Dividends consisting of shares of common stock may be paid to holders of shares of common stock. No payment of dividends may be made to holders of shares of common stock unless holders of Class B Capital Stock then outstanding simultaneously receive the same dividend or distribution with respect to each outstanding share as if such shares had been converted to common stock at the then applicable conversion rate.

Classification of Board of Directors. Our Certificate of Incorporation provides for a classified board of directors, consisting of four classes of directors. The Class I, II, and III directors each serve for a three year term, and the four (4) directors elected by the holders of Class B Capital Stock shall serve until their death, removal by holders of a majority of the shares of Class B Capital Stock then outstanding or upon the ratio of the number of shares of Class B Capital Stock outstanding on an as-converted basis to total number of shares of our capital stock outstanding falling below certain thresholds set forth in our Certificate of Incorporation.

Other Rights. On liquidation, dissolution or winding up of Plug Power, all holders of common stock are entitled to share ratably in any assets available for distribution to holders of shares of common stock. No shares of common stock are subject to redemption or have preemptive rights to purchase additional shares of common stock.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon by our counsel, Goodwin Procter LLP.

EXPERTS

The consolidated financial statements of Plug Power Inc. as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and the information included in the cumulative from inception presentations for the period January 1, 2001 to December 31, 2007 (not presented separately), and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2007 and 2006 consolidated financial statements refers to the adoption of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised), Share-Based Payment, effective January 1, 2006. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2007, contains an explanatory paragraph that states Plug Power Inc. acquired Cellex Power Products, Inc. and General Hydrogen Corporation during 2007, and management excluded from its assessment of the effectiveness of Plug Power Inc.’s internal control over financial reporting as of December 31, 2007, the internal control over financial reporting associated with Cellex Power Products, Inc. and General Hydrogen Corporation whose total assets of $68.9 million and total net loss of $13.6 million are included in the consolidated financial statements of Plug Power Inc. and subsidiaries (a development stage enterprise) as of and for the year ended December 31, 2007. KPMG LLP’s audit of internal control over financial reporting of Plug Power Inc. also excluded an evaluation of the internal control over financial reporting of Cellex Power Products, Inc. and General Hydrogen Corporation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents are on file with the SEC under the file number 000-27627. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. You can request copies of these documents by contacting the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement. For further information about us and the common stock offered by this prospectus we refer you to the registration statement and its exhibits and schedules which may be obtained as described above.

The SEC allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that the Company files with the SEC will automatically update and supercede this information. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus. This prospectus incorporates by reference the documents listed below (File No. 000-27627), and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), until the Selling Stockholders sell all of the Common Stock offered herein. The documents incorporated by reference are:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2007 as filed on March 17, 2008;

•

all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this registration statement of which this prospectus is a part that indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under such registration statement of which this prospectus forms a part, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents, provided that all documents “furnished” by the Company to the SEC and not “filed” are not deemed incorporated by reference herein.

You may obtain copies of these filings, at no cost, through the “Investors” section of our website (www.plugpower.com), and you may request copies of these filings, at no cost, by writing or telephoning us at:

Plug Power Inc.

Attention: Secretary

968 Albany-Shaker Road

Latham, New York 12110

Telephone: (518) 782-7700

The information contained on our website is not a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses of the sale and distribution of the securities being registered, all of which are being borne by us:

SEC Registration Fee	$5,340
Accounting Fees and Expenses	15,000
Legal Fees and Expenses	50,000
Printing Expenses	5,000
Miscellaneous Expenses	—

TOTAL	75,340

The amounts set forth above, except for the fee paid to the Securities and Exchange Commission, are in each case estimated.

Item 15.	Indemnification of Directors and Officers

In accordance with Section 145 of the Delaware General Corporation Law, Article VII of our amended and restated certificate of incorporation provides that no director of Plug Power shall be personally liable to Plug Power or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to Plug Power or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) in respect of unlawful dividend payments or stock redemptions or repurchases, or (4) for any transaction from which the director derived an improper personal benefit. In addition, our amended and restated certificate of incorporation provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Article V of our amended and restated by-laws provides for indemnification by Plug Power of its officers and certain non-officer employees under certain circumstances against expenses, including attorneys fees, judgments, fines and amounts paid in settlement, reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was an officer or employee of the registrant if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Plug Power, and, with respect to criminal actions or proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful.

In addition, the Company has entered into indemnification agreements with each of its directors. The indemnification agreements require, among other matters, that the Company indemnify its directors to the fullest extent permitted by law and advance to the director’s all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, the Company must also indemnify and advance all expenses incurred by directors seeking to enforce their rights under the indemnification agreements and may cover directors under directors’ and officers’ liability insurance.

Item 16.	Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibits are as set forth in the “List of Exhibits” on page II-6 of this registration statement.

(b) Financial Statement Schedules

None.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a further post-effective amendment to the registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Plug Power Inc. has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Latham, State of New York, on April 22, 2008.

PLUG POWER INC.

By:	/s/ ANDREW MARSH
Andrew Marsh
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Andrew Marsh and Gerard A. Anderson, and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3 and to file the same, with all exhibits thereto, and all other documents in connection therewith, making such changes in this registration statement as such attorneys-in-fact and agents so acting deem appropriate, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to the offering of securities contemplated by this registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on April 22, 2008:

Signature	Title

/s/ ANDREW MARSH Andrew Marsh	Director, President, Chief Executive Officer

/s/ GERARD A. ANDERSON Gerard A. Anderson	Chief Financial Officer

/s/ SERGEY BATEKHIN Sergey Batekhin	Director

/s/ LARRY GARBERDING Larry Garberding	Director

/s/ J. DOUGLAS GRANT J. Douglas Grant	Director

/s/ JOEL D. GROSS Joel D. Gross	Director

/s/ MAUREEN O. HELMER Maureen O. Helmer	Director

/s/ GEORGE C. MCNAMEE George C. McNamee	Director

/s/ SERGEY POLIKARPOV Sergey Polikarpov	Director

/s/ LISA ROSENBLUM Lisa Rosenblum	Director

/s/ GARY K. WILLIS Gary K. Willis	Director

/s/ PETER WOICKE Peter Woicke	Director

Item 16.	Exhibits

The following is a list of exhibits filed as a part of this registration statement.

Exhibit No. and Description

4.1	Specimen certificate for shares of common stock, $.01 par value, of Plug Power.(1)

5.1	Opinion of Goodwin Procter LLP dated as of April 22, 2008 (2)

23.1	Consent of Goodwin Procter LLP (included in Opinion filed as Exhibit 5.1)

23.2	Consent of KPMG LLP(2)

(1)	Incorporated by reference to the Company’s Registration Statement on Form S-1 (File Number 333-86089).

(2)	Filed herewith.